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                                                               Exhibit 10.52 (j)


                FIFTH LEASE MODIFICATION AND EXTENSION AGREEMENT

            FIFTH LEASE MODIFICATION AND EXTENSION AGREEMENT (this "Agreement") made this 30 day of May, 1995, by and between TETERBORO ASSOCIATES, a New Jersey limited partnership, having its principal office at 90 Main Street, Hackensack, New Jersey 07601 (the "Landlord") and MISS ERIKA, INC., having an office at 1407 Broadway, New York, New York (the "Tenant").

                              W I T N E S S E T H:

            WHEREAS, on April 1, 1975, Empire Carpet Corporation ("Empire") and Tenant entered into a lease for premises located at 333 North Street, Teterboro, New Jersey (the "Initial Lease"); and

            WHEREAS, by letters dated January 17, 1978 and February 17, 1981, the Initial Lease was extended to March 30, 1986; and

            WHEREAS, the Initial Lease as so extended was further modified by letters dated March 5, 1982 and August 15, 1983 adding a total of 31,200 square feet of warehouse space to the space initially demised; and

            WHEREAS, the Initial Lease as so extended and modified was assigned by Armstrong World Industries, Inc. (as successor-in-interest to Empire) to Landlord by Assignment dated March 7, 1984; and

            WHEREAS, the Initial Lease as so extended and modified was further modified and extended pursuant to Lease Modification and Extension Agreement dated January 24, 1985, pursuant to which, inter alia, the lease term was further extended to March 31, 1991; and

            WHEREAS, by Lease Amendment dated August 8, 1985, the Initial Lease as so amended and modified was further modified to add an additional 50,400 square feet of warehouse space to the space previously demised and was modified in various other respects; and

            WHEREAS, by Second Lease Modification and Extension Agreement dated December 18, 1986, the Initial Lease as so amended and modified was further modified to add an additional 67,500 square feet of warehouse space to the space previously demised, for a total of 170,700 square feet comprising and constituting the "Warehouse Space", extending the term of the lease through December 31, 1992 and was modified in various other respects; and

            WHEREAS, by Third Lease Modification and Extension Agreement dated January 18, 1989, the Initial Lease as so amended and modified was further modified to extend the term of the lease
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through December 31, 1996 and was modified in various other respects; and

            WHEREAS, by Fourth Lease Modification and Extension Agreement dated June, 1991, the Initial Lease as so amended and modified was further modified to extend the term of the lease through December 31, 2001 and was modified in various other respects (the Initial Lease as so modified and extended as described in this and the foregoing "WHEREAS" clauses is hereinafter referred to as the "Lease"); and

            WHEREAS, the parties are desirous of amending the Lease in order to provide for the leasing by Landlord to Tenant of an additional 21,600 square feet of space (the "Expansion Space") as designated on Exhibit A attached hereto and made a part hereof and which space is adjacent to the Warehouse Space and is presently occupied by Novo Corp. (Bonded Warehouse) ("Novo").

            NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto do hereby agree as follows:

            1. The foregoing recitals are incorporated herein by reference.

            2. Landlord leases to Tenant, and Tenant rents from Landlord, in addition to the Warehouse Space, the Expansion Space. It is understood that the term of the Lease for the Expansion Space shall commence on January 1, 1996 (the "Commencement Date"), and thereafter be coincidental with the term of the Lease, that is, ending December 31, 2001. Tenant agrees to accept the Expansion Space on the Commencement Date in its then "AS IS" condition, Landlord having no obligation to make any restoration or repair, except the space will be delivered vacant, broom-clean with all systems in good operating condition. Landlord agrees to use its best efforts to obtain possession of the Expansion Space when the Novo lease expires on December 31, 1995. If Landlord has not obtained possession of the Expansion Space by January 1, 1996, then the Commencement Date shall be extended until Landlord can deliver possession of the Expansion Space to Tenant but not later than May 1, 1996. If Landlord has not obtained possession of the Expansion Space by May 1, 1996, either Landlord or Tenant can cancel this Agreement by written notice to the other.

            3. Section 1 of the Lease is amended to provide that, effective as of the Commencement Date, the phrase "the Demised Premises" shall be deemed to mean and refer to the aggregate leased space constituting the Warehouse Space and the Expansion Space, except as the context otherwise requires.


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            4. Section 4 of the Lease is amended to provide that in addition to the Minimum Rent currently provided for, Tenant covenants to pay Landlord, without previous demand therefor, a minimum annual rental (the "Minimum Rent") for the Expansion Space, effective as of the Commencement Date, payable in equal monthly installments, in advance on the first day of each and every month during the Lease term, as follows:

            Commencing                   Minimum Rent     Minimum Rent
                                         (per annum)      (per month)
            ----------                   ------------     ------------
            January 1, 1996 -
            December 31, 1998            $150,336.00      $12,528.00

            January 1, 1999 -
            December 31, 1999            $154,872.00      $12,906.00

            January 1, 2000 -
            December 31, 2001            $159,408.00      $13,284.00

Notwithstanding the foregoing, the Minimum Rent for the months of January, February, March and April, 1996 (if possession of the Expansion Space is delivered by then) shall be One Hundred ($100.00) Dollars per month.

            5. Section 4A(c) of the Lease is hereby amended and restated as follows:

            Tenant's proportionate share is agreed to be 88.21% based on the ratio of square footage of the Demised Premises (192,300 square feet) to the square footage of the entire building (218,000 square feet).

            6. The thirteenth (13th) line of Section 10 of the Lease is hereby amended and restated as follows:

            term hereof (i.e. Tenant agrees to pay 88.21% of

            7. The amount of the Letter of Credit that the Tenant shall maintain on deposit with the Landlord pursuant to the Lease shall by increased to Eight Hundred Twenty-Five Thousand Dollars ($825,000) (U.S.). Tenant shall deliver such increased Letter of Credit to Landlord at such time as Tenant is required to either furnish a new letter of credit or extend or replace the existing Letter of Credit under the Lease.

            8. Landlord and Tenant represent to each other that they have dealt with no brokers in connection with the transaction contemplated hereby and will indemnify each other from the claims of any brokers arising by reason of the execution of this Agreement or the consummation of the transaction contemplated hereby.


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            9. Paragraph 14 of the Fourth Lease Amendment is hereby deleted.

            10. Except as herein amended, all of the terms and conditions of the Lease are hereby ratified and confirmed and shall be deemed to apply to the Demised Premises, as expanded by the Expansion Space.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth hereinabove.

                                    TETERBORO ASSOCIATES

                                    By:   Nancy Realty Corp.,
                                          General Partner


                                          By: /s/ C. Lawrence Keller
                                              --------------------------
                                          Name:
                                          Title:

                                    MISS ERIKA, INC.


                                    By: /s/ [ILLEGIBLE]
                                        -------------------
                                    Name:
                                    Title: V.P. Finance


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